                                                                     EXHIBIT 4.4

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is entered into as of the 19th day of August, 1997 by and between Medical Science Systems, Inc., a Texas corporation (the "Borrower") and (the "Secured Party").

         1. Creation of Security Interest. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by the Secured Party to or for the account of the Borrower, directly or indirectly, as principal, guarantor or otherwise, at the sole discretion of the Secured Party in each instance, including without limitation the loan and other accommodations incident to those certain Subordinated Promissory Notes dated August 19, 1997 in the principal amount of ________________________________Dollars ($ ) between the Borrower and the Secured Party (the "Note"), the Borrower hereby grants to Secured Party a continuing security interest in and a right of setoff against, and the Borrower hereby assigns to the Secured Party, the Collateral described in Section 2, to secure the prompt payment, performance and observance of any and all indebtedness, liabilities, obligations and agreements of any kind of the Borrower to Secured Party, however, evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising under any guarantee, endorsement or undertaking which the Borrower may make or issue to others for the Secured Party's account, whether arising directly or acquired from others, and of all agreements, documents and instruments evidencing any of the foregoing or under which any of the foregoing may have been issued, created assumed or guaranteed, including without limitation, charges, commissions, interests, expenses, fees, costs and reasonable attorneys' fees chargeable to Secured Party in connection with any or all of the foregoing (all of the foregoing being herein referred to, jointly and severally, as the "Obligations").

         2. Description of Collateral. The Collateral is described as follows:

                  (a) All equipment in all forms, wherever located, now or hereafter existing, including but not limited to all office equipment and furniture, all machinery, and all parts thereof and accession thereto;

                  (b) All inventory in all of its forms, wherever located, now or hereafter existing, including but not limited to (i) raw materials and work in progress, finished goods and materials used or consumed in the manufacture or production, (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind, and
         (iii) goods which are returned to or repossessed by the Borrower;

                  (c) All accounts, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind now or hereafter existing arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contract rights securing or relating to such accounts, contract rights, chattel paper, instruments, general intangibles or obligations;

                  (d) All vehicles; and

                  (e) All proceeds of any kind of any and all of the foregoing and, to the extent not otherwise included, all payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss of or damage to any of the foregoing.

         3. Term of Security Agreement. This Agreement shall continue, and Secured Party shall retain its security interest in the Collateral, until (a) payment in full of all amounts due under or by virtue of the Notes and any provision of this Agreement, and (b) the full performance and discharge of all Obligations.

         4. Subordinated Debt. The Secured Party acknowledges that the indebtedness that this Agreement secures is and shall be subordinate, to the extent and in the manner hereinafter set forth in Section 3 of the Note, to the prior payment in full of all obligations of the Borrower now or hereafter existing under any secured borrowings by the Borrower, whether such borrowings be in the form of a loan, equipment lease financing or pursuant to any other financing arrangement with a bank, equipment lease company or other financial institution, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to below, whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise (such obligations being the "Senior Obligations"). For the purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full unless and until the lenders thereunder (the "Senior Lenders") shall have received payment of the Senior Obligations in full in cash.

         5. Default. The occurrence of any one of the following events or conditions shall constitute a default under this Agreement:

                  (a) the Borrower fails to pay when due the full amount of interest then accrued on the Note, or fails to pay when due the full amount of any principal payment on the Note, and (in either case) such nonpayment continues for ten (10) days;

                  (b) the Borrower fails to perform or observe any other material provision contained in the Note, or any other agreement executed in connection with the transactions contemplated by the Note, and such default continues for a period of thirty (30) days after receipt of written notice thereof;

                  (c) any representation or warranty made in this Agreement, or in any writing furnished by the Borrower to the Secured Party, is false or misleading (taken as a whole) in any materially adverse respect on the date made or furnished; or

                  (d) the Borrower makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due; or an order, judgment or decree is entered adjudicating the Borrower to be bankrupt or insolvent is entered under the federal Bankruptcy Code; or the Borrower petitions or applies for the appointment of a custodian, trustee, receiver or liquidator of the Borrower, or any substantial parts of the assets of the Borrower; or commences any proceeding relating to the Borrower under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding commenced, against the Borrower and either (A) the Borrower by any act indicates its approval thereof or (B) such petition, application or proceeding is not dismissed within 60 days.

         6. Secured Party's Remedies. Upon default as specified in section 5, Secured Party may, at its option, exercise any one or more of the following rights, subject to the rights of Senior Lenders set forth in Section 3 of the
Note:

                  (a) declare all unpaid principal and accrued interest under the Notes immediately due and payable;

                  (b) exercise its rights and remedies under the California Commercial Code as a secured creditor having a security interest in the Collateral, and in particular, sell all or any part of the Collateral at one or more public or private sales to be conducted in California, on at least thirty (30) days' prior notice and otherwise in a commercially reasonable manner and upon reasonable terms and conditions, taking into account all the circumstances; and

                  (c) exercise any and all further rights or remedies of Secured Party under the California Commercial Code or other applicable law.

         To the extent permitted by law, Debtor hereby waives all requirements for the exercise of any of Secured Party's remedies other than those provided in this Agreement. Secured Party shall be entitled to enforce any of the remedies in this section successively or concurrently. The enforcement of any remedy provided in this section shall not prejudice the right of Secured Party to pursue any other or further remedy which it may have.

         7. Disposition of Proceeds of Sale of Collateral. Secured Party may retain from the proceeds of any sale of the Collateral provided for in Section 6 an amount sufficient to pay any and all amounts due Secured Party under the Notes or this Agreement, together with all costs and expenses of preparing for, promoting, conducting and closing the sale, including reasonable attorneys' fees. Secured Party shall then pay any balance of the proceeds to the Borrower, except as otherwise provided by law, subject to the rights of the holder of any then existing lien of which Secured Party has notice.

         8. Estoppel or Waiver. In addition to the specific provisions of
Section 6, Secured Party shall have the right to exercise or to refrain from exercising any rights, powers or remedies under the Notes or this Agreement successively or concurrently, and this shall not operate to estop or prevent Secured Party from exercising any further or additional right, power or remedy it may have. No act or failure to act on the part of Secured Party under this Agreement shall be deemed or construed to be a waiver of or an election with respect to any right, power or remedy Secured Party have under this Agreement or the Notes, or that may otherwise be available to Secured Party.

         9. Further Cooperation. The Borrower agrees that upon reasonable request by Secured Party, the Borrower will promptly execute and deliver any documents, and take all additional actions reasonably deemed necessary or desirable by Secured Party to effect the purposes of this Agreement.

         10. Personal Property. The parties hereby agree that the Collateral is, and shall remain during the term of this Agreement, personal property. At no time shall the Collateral, or any portion thereof, be fixtures, trade or otherwise, even though attached or appurtenant to any building or real estate.

         11. Financing Statement.

                  (a) Concurrently with the execution and delivery of this Agreement, the Borrower shall execute and deliver a financing statement on Form UCC-1 with respect to the Collateral and shall cause said financing statement to be filed with the Uniform Commercial Code Division of the Office of the California Secretary of State. From time to time, as reasonably requested by Secured Party, the Borrower shall execute and deliver to Secured Party such additional documents and instruments as may be necessary to perfect and maintain Secured Party's security interest in the Collateral.

                  (b) Upon termination of the security interest provided for herein, each Secured Party shall promptly execute and deliver to the Borrower any and all documents (including a termination statement in a form suitable for filing under the Uniform Commercial Code of the State of California) which the Borrower may deem to be necessary or appropriate in order to adequately evidence the termination of such security interest.

         12. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, all of its other provisions shall nevertheless remain in full force and effect.

         13. Notices. All notices, requests and other communications required or permitted under this Agreement shall be in writing and may be delivered personally or sent by first class mail, postage prepaid and addressed as follows:

         To the Borrower:  Medical Science Systems, Inc.
                           4400 MacArthur Blvd., Suite 980
                           Newport Beach, California  92660
                           Attention:  Paul J. White

         Secured Party:
                           -------------------------------

                           -------------------------------

                           -------------------------------


Any notice, request or other communication under this Agreement shall be effective when received by the addressee, but if sent by registered or certified mail postage prepaid and addressed as provided above, it shall be effective exactly three (3) business days after deposit in the United States Mail anywhere in the United States. The parties may change their addresses as listed above by giving notice of the new address to the other party in conformity with this Section.

         14. Binding Upon Successors. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

         15. Entire Agreement. This Agreement, together with the Notes and any financing statement executed in connection with this Agreement, is intended by the parties as the final, complete and exclusive expression of the terms and conditions of their agreement, and supersedes all prior agreements and representations.

         16. Captions. The captions accompanying each Section of this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         18. Counterparts. This Agreement may be executed in counterparts, including electronically transmitted counterparts, each of which shall be deemed to be an original and shall be binding on any person who has signed it.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SECURED PARTY                            MEDICAL SCIENCE SYSTEMS, INC.


By:                                      By:
    --------------------------               --------------------------
                                             Paul J. White, President
    --------------------------